UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 2, 2003

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation)	001-31560 (Commission File Number)	98-0355609 (IRS Employer Identification Number)

P.O. Box 309GT, Ugland House, South Church Street,

George Town, Grand Cayman, Cayman Islands

(Address of Principal Executive Office)

NA

(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events and Required FD Disclosure

On July 2, 2003, Bill Bradley, former U.S. Senator and current Managing Director of Allen & Company LLC, was named to Seagate Technology’s board of directors. Seagate Technology’s board of directors is fixed at 11 members pursuant to the terms of a shareholders agreement among Seagate Technology, New SAC, and certain other persons. Accordingly, on the same date, Seagate Technology accepted the resignation of David J. Roux from the board of directors. From 1997 through 1999, Senator Bradley was a Senior Advisor and Vice Chairman of the International Council of JP Morgan & Co., Inc. Senator Bradley served in the U.S. Senate from 1979 through 1997, representing the State of New Jersey.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGATE TECHNOLOGY

Date: July 3, 2003	By:	/s/ WILLIAM L. HUDSON
		Name: Title:	William L. Hudson Executive Vice President, General Counsel and Secretary